Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

                        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45878 and 333-102238) and Form S-8 (No. 333-45874, 333-37452, 333-37438, 333-81509, 333-81511, 333-108129 and 333-108130) of Leesport Financial Corp. of our report dated March 16, 2005, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Beard Miller Company LLP

Reading, Pennsylvania
March 16, 2005